FOURTH AMENDMENT TO THE

CHS/COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN

December 16, 2012

WHEREAS, CHS/Community Health Systems, Inc. (the “Company”) has previously established and currently maintains the CHS/Community Health Systems, Inc. 401(k) Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to exclude employees of Northampton Hospital Company, LLC (Easton), Pottstown Hospital Company, LLC, and Pottstown Imaging Company, LLC, effective as of December 16, 2012; and

WHEREAS, the Company has the right to amend the Plan; and

WHEREAS, the Board of Directors has approved of the changes set forth in this Fourth Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be and the same is hereby amended as follows, effective as of December 16, 2012:

1. Exhibit A of the Plan is amended to read as provided in the form attached hereto as Exhibit A.

2. Except as otherwise provided in this Fourth Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Fourth Amendment of the Plan has been executed on the 17 day of December, 2012.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:
Rachel A. Seifert,
Executive Vice President
and General Counsel

EXHIBIT A TO THE FOURTH AMENDMENT TO THE

CHS/COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN

EXHIBIT A

Eligibility

Notwithstanding any provision of the Plan to the contrary, the following classes of Employees shall be eligible to participate in the Plan after meeting the eligibility requirements under Section 3.1 of the Plan:

1.	Employees of McKenzie-Willamette Regional Medical Center Associates, LLC, McKenzie-Willamette Physician Services, LLC, and Willamette Community Medical Group, LLC whose employment is governed by a collective bargaining agreement (including an agreement that is in the process of negotiation or has terminated but remains subject to negotiation); and

2.	Employees of Jackson Hospital Corporation (d/b/a Kentucky River Medical Center) whose employment is governed by a collective bargaining agreement (including an agreement that is in the process of negotiation or has terminated but remains subject to negotiation).

3.	Employees of Wilkes-Barre Hospital Company, LLC whose employment is governed by a collective bargaining agreement (including an agreement that is in the process of negotiation or has terminated but remains subject to negotiation).